As filed with the Securities and Exchange Commission on October 7, 2003


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ______________________


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               ___________________


                          CHESAPEAKE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)



              OKLAHOMA                                         73-1395733
(State of incorporation or organization)                    (I.R.S. Employer
                                                            Identification No.)
 6100 NORTH WESTERN AVENUE
  OKLAHOMA CITY, OKLAHOMA                                         73118
(Address of principal executive offices)                        (Zip Code)

                               ___________________


        Securities to be registered pursuant to Section 12(b) of the Act:


TITLE OF EACH CLASS                              NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                              EACH CLASS IS TO BE REGISTERED
-------------------                              ------------------------------


6.0% Cumulative Convertible Preferred Stock          New York Stock Exchange



     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]


     If This Form releats to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) check the following box. [ ]

Securities Act registration statement file number to which this form relates:N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The securities to be registered consist of 6.0% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock") of Chesapeake Energy Corporation (the "Registrant"). The Registrant hereby incorporates by reference herein the description of the terms, rights and preferences of the Preferred Stock set forth under the caption "Description of the Preferred Stock" in the Prospectus forming a part of the Registrant's registration statement on Form S-3 (No. 333-104394). Such Prospectus was filed with the Commission by the Registrant pursuant to Rule 424(b)(3) under the Securities Act of 1933 on October 1, 2003.


ITEM 2.  EXHIBITS

         The following exhibits are filed pursuant to the Instruction to Item 2:


  EXHIBIT NO.      DESCRIPTION
  -----------      -----------


        1. Registrant's Restated Certificate of Incorporation, including Registrant's Certificate of Designation of 6.0% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-3 (No. 333-104394).

        2.          Registrant's Amended and Restated Bylaws.

                    Rights Agreement dated July 15, 1998 between  Registrant and
        3. UMB Bank, N.A., as Rights Agent. Incorporated herein by reference to Exhibit 1 to Registrant's registration statement on Form 8-A filed July 16, 1998. Amendment No. 1 to Rights Agreement dated September 11, 1998. Incorporated herein by reference to Exhibit 10.3 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 1998.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       CHESAPEAKE ENERGY CORPORATION


                                   By: /s/ Aubrey K. McClendon
                                       ________________________________________
                                       Aubrey K. McClendon
                                       Chairman and Chief Executive Officer


Date:  October 7, 2003